EXHIBIT 10.14

SECOND AMENDMENT dated as of December 22, 2016    (this    “Amendment”),    to    the    AMENDED    AND RESTATED CREDIT AGREEMENT dated as of September 5, 2014 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”), among EXPEDIA, INC., a Delaware corporation, EXPEDIA, INC., a Washington corporation, TRAVELSCAPE, LLC, a Nevada limited liability company, HOTWIRE, INC., a Delaware corporation, the other BORROWING SUBSIDIARIES from time to time party thereto, the LENDERS from time to time party thereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and J.P. MORGAN EUROPE LIMITED, as London Agent.

WHEREAS, the Lenders have agreed to extend credit to the Borrowers under the Credit Agreement on the terms and subject to the conditions set forth therein;

WHEREAS, the Company has requested that the Lenders agree to effect certain amendments to the Credit Agreement as set forth herein; and

WHEREAS, the parties hereto, which include Lenders constituting the Required Lenders as of the Second Amendment Effective Date (as defined below), are willing to amend the Credit Agreement on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including in the preamble and the recitals hereto) have the meanings assigned to them in the Credit Agreement (as amended hereby).

SECTION 2. Amendment of Credit Agreement.    Effective as of the Second Amendment Effective Date:

(a)Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined terms in appropriate alphabetical order:

“Excluded Subsidiaries” means trivago and any subsidiary thereof, but only for so long as trivago shall be a Subsidiary that is not a Wholly- Owned Subsidiary.

“Second Amendment” means the Second Amendment, dated as of December 22, 2016, to this Agreement.

“Second Amendment Effective Date” has the meaning assigned to such term in the Second Amendment.

“trivago” means trivago N.V., a Dutch public limited company (naamloze vennootschap), formerly known as travel B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid).

“trivago Form F-1” means the Form F-1 Registration Statement filed by trivago with the SEC on November 14, 2016, as amended or supplemented from time to time.

“trivago Form F-6” means the Form F-6 Registration Statement filed by trivago with the SEC on December 5, 2016, as amended or supplemented from time to time.

“trivago IPO” means an initial public offering of American Depositary Shares of trivago, substantially as described in the trivago Form F-1 and the trivago Form F-6.

(b)The defined term “Arrangers” in Section 1.01 of the Credit Agreement is hereby amended by inserting immediately after the words “Merrill Lynch, Pierce, Fenner and Smith Incorporated” the parenthetical “(or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services and related businesses may be transferred following the date of this Agreement)”.

(c)Section 3.05 of the Credit Agreement is hereby amended by inserting immediately after the words “and the Subsidiaries” in paragraph (a) thereof the parenthetical “(other than any Excluded Subsidiary)”.

(d)Section 5.05 of the Credit Agreement is hereby amended by inserting immediately after the words “each of the Subsidiaries” the parenthetical “(other than any Excluded Subsidiary)”.

(e)Section 5.06 of the Credit Agreement is hereby amended by inserting immediately after the words “each of the Subsidiaries” in the second sentence thereof the parenthetical “(other than any Excluded Subsidiary)”.

(f)Section 6.01 of the Credit Agreement is hereby amended by deleting “and” at the end of clause (s) thereof, replacing the period at the end of clause (t) thereof with “; and” and inserting the following new clause (u) immediately after clause (t) thereof:

“(u) Indebtedness of Excluded Subsidiaries in an aggregate principal amount not to exceed US$250,000,000 at any time outstanding.”

(g)Section 6.02 of the Credit Agreement is hereby amended by inserting immediately after the words “permit any Subsidiary” the parenthetical “(other than any Excluded Subsidiary)”.
(h)Section 6.03 of the Credit Agreement is hereby amended by inserting immediately after the words “permit any Subsidiary” the parenthetical “(other than any Excluded Subsidiary)”.

(i)Section 6.04 of the Credit Agreement is hereby amended by inserting the parenthetical “(other than any Excluded Subsidiary)” (i) immediately after the words “permit any Material Subsidiary” in paragraph (a) thereof and (ii) immediately after the words “permit any Subsidiary” in paragraph (b) thereof.

(j)Section 6.05 of the Credit Agreement is hereby amended by inserting immediately after the words “permit any Subsidiary” the parenthetical “(other than any Excluded Subsidiary)”.

(k)Section 6.06 of the Credit Agreement is hereby amended by (i) inserting immediately after the words “permit any Subsidiary” the parenthetical “(other than any Excluded Subsidiary)” and (ii) deleting “and” immediately after clause (m) thereof and inserting the following immediately after clause (n) thereof:

“and (o) the trivago IPO and the transactions relating thereto, in each case substantially as described in the trivago Form F-1 as filed with the SEC on November 14, 2016, as amended by the Amendment No. 1 to Form F-1 Registration Statement filed by trivago with the SEC on December 5, 2016, and as supplemented by the prospectus filed by trivago with the SEC on December 16, 2016 and the trivago Form F-6, as filed with the SEC on December 5, 2016 (and any amendment, supplement or modification to any such transaction or related agreement in a manner not materially adverse to the Company and its Subsidiaries (other than trivago and its Subsidiaries) and to the rights or interests of the Lenders).”

(l)Section 6.07 of the Credit Agreement is hereby amended by inserting immediately after the words “permit any Subsidiary” the parenthetical “(other than any Excluded Subsidiary)”.

(m)Section 6.08 of the Credit Agreement is hereby amended by (i) inserting the parenthetical “(other than any Excluded Subsidiary)” (x) immediately after the words “permit any Subsidiary” and (y) immediately after the words “permit any of the Subsidiaries”, in each case, in the first sentence thereof and (ii) deleting “and” at the end of clause (p) thereof, replacing the period at the end of clause (q) thereof with “; and” and inserting the following new clause (r) immediately after clause (q) thereof:

“(r) the trivago IPO, provided that (i) the trivago IPO shall be on terms not less favorable to the Lenders in any material respect than the information set forth in the trivago Form F-1, as filed with the SEC on November 14, 2016, as amended by the Amendment No. 1 to Form F-1 Registration Statement filed by trivago with the SEC on December 5, 2016, and as supplemented by the prospectus filed by trivago with the SEC on December 16, 2016 and the trivago Form F-6, as filed with the
SEC on December 5, 2016, (ii) no Default shall have occurred and be continuing, (iii) the Company shall be in compliance with the covenants set forth in Sections 6.10 and 6.11 as of the end of the fiscal quarter of the Company most recently ended on or prior to the date of consummation of the trivago IPO, giving pro forma effect thereto as if it had occurred on the first day of the period of four consecutive fiscal quarters ending with such quarter, and (iv) the Company shall have delivered to the Administrative Agent a certificate of a Financial Officer certifying that all the requirements set forth in this clause (r) have been satisfied with respect thereto, together with reasonably detailed calculations demonstrating satisfaction of the requirements set forth in subclause (iii) above. It is understood and agreed that, from and after the Second Amendment Effective Date, the trivago IPO does not constitute for purposes of this Agreement either (x) a Partial Transfer or (y) notwithstanding any certificate delivered by the Company prior to the Second Amendment Effective Date, a sale, transfer or disposition pursuant to Section 6.08(j).”

SECTION 3. Representations and Warranties.    The Company and each Borrowing Subsidiary represents and warrants to the Lenders that:

(a)This Amendment has been duly executed and delivered by the Company and (assuming due execution by the parties hereto other than the Company) constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)Before and after giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects (in all respects in the case of representations and warranties qualified by materiality in the text thereof) on and as of the Second Amendment Effective Date with the same effect as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were so true and correct as of such earlier date.

(c)As of the Second Amendment Effective Date, before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 4. Effectiveness. This Amendment shall become effective as of the first date (the “Second Amendment Effective Date”) on which:

(a)the Administrative Agent (or its counsel) shall have received duly executed counterparts hereof that, when taken together, bear the authorized signatures of the Company, the Administrative Agent, the London Agent and Lenders constituting at least the Required Lenders;

(b)the Administrative Agent shall have received a certificate, dated the Second Amendment Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming the accuracy of the representations and warranties set forth in Section 3 hereof;

(c)the Administrative Agent shall have received all other fees and other amounts due and payable on or prior to the Second Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of- pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by the Company under the Credit Agreement; and

(d)each Lender shall have received all documentation and other information required to be obtained by such Lender under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

The Administrative Agent shall notify the Company, the Lenders and the Issuing Banks of the Second Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 5. Effect of this Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Agents, the Issuing Banks or the Lenders under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to any other consent to, or any other waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, refer to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other Loan Document shall be deemed to be a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 6. Applicable Law.    THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Counterparts.    This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which, when taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 8. Fees and Expenses. The Company agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent. All fees shall be payable in immediately available funds and shall not be refundable.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

EXPEDIA, INC., a Delaware corporation, by:    /s/ Alan Pickerill
Name: Alan Pickerill
Title: Vice President of Treasury

JPMORGAN CHASE BANK N.A., individually and as Administrative Agent

by:	/s/ Peter B. Thauer
Name: Peter B. Thauer
Title: Managing Director

J.P. MORGAN EUROPE LIMITED, individually and as London Agent

by:	/s/ Belinda Lucas
Name: Belinda Lucas
Title: Associate

Name of Institution: BANK OF AMERICA, N.A.

by:	/s/ Eric Ridgway
Name: Eric Ridgway
Title: Director

BNP Paribas

by:	/s/ Maria Mulic
Name: Maria Mulic
Title: Director

BNP Paribas

by:	/s/ Melissa Dyki
Name: Melissa Dyki
Title: Director

Name of Institution: MIZUHO BANK, LTD.

by:	/s/ Daniel Guevara
Name: Daniel Guevara
Title: Authorized Signatory

Name of Institution: HSBC Bank USA, National Association

by:	/s/ Mire K. Levy
Name: Mire K. Levy
Title: Vice President

Name of Institution: The Bank of Tokyo- Mitsubishi UFJ, Ltd.

by:	/s/ Matthew Hillman
Name: Matthew Hillman
Title: Vice President

ROYAL BANK OF CANADA

by:	/s/ William Chiu
Name: William Chiu
Title: Authorized Signatory

Sumitomo Mitsui Banking Corporation

by:	/s/ David W. Kee
Name: David W. Kee
Title: Managing Director

Name of Institution: U.S. Bank National Association

by:	/s/ Lukas Coleman
Name: Lukas Coleman
Title: Vice President